Exhibit 1

JOINT FILING AGREEMENT

JOINT FILING AGREEMENT, dated as of the 7th day of July, 2008 among (i) Greenhill & Co., Inc., (ii) Greenhill Capital Partners, LLC, (iii) GCP Managing Partner II, L.P., (iv) Greenhill Capital Partners II, L.P., (v) Greenhill Capital Partners (Cayman) II, L.P., (vi) Greenhill Capital Partners (Executives) II, L.P., and (vii) Greenhill Capital Partners (Employees) II, L.P. (collectively, the “Joint Filers”).

WHEREAS, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the parties hereto desire to satisfy any filing obligation under Section 13(d) of the Exchange Act by a single joint filing;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Joint Filers hereby agree and represent as follows:

1.   The Schedule 13D with respect to the common stock, par value $0.01 per share, of Crusader Energy Group Inc. (to which this Joint Filing Agreement is an exhibit) is filed on behalf of each of the Joint Filers.

2.   Each of the Joint Filers is eligible to use Schedule 13D for the filing of information therein.

3.   Each of the Joint Filers is responsible for the timely filing of Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such persons contained therein, provided that each such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

4.   This Joint Filing Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Joint Filing Agreement to be duly executed and delivered as of the date first above written.

GREENHILL & CO., INC.
By:	/s/ Jodi Ganz
	Name:	Jodi Ganz
	Title:	Acting General Counsel and Secretary

GREENHILL CAPITAL PARTNERS, LLC
By:	/s/ Jodi Ganz
	Name:	Jodi Ganz
	Title:	Secretary

GCP MANAGING PARTNER II, L.P. By:Greenhill Capital Partners, LLC, its general partner
By:	/s/ Jodi Ganz
	Name:	Jodi Ganz
	Title:	Secretary

GREENHILL CAPITAL PARTNERS II, L.P.
GREENHILL CAPITAL PARTNERS (CAYMAN) II, L.P.
GREENHILL CAPITAL PARTNERS (EXECUTIVES) II, L.P.
GREENHILL CAPITAL PARTNERS (EMPLOYEES) II, L.P.

By:  GCP Managing Partner II, L.P., as managing general partner of each of the foregoing partnerships
By:Greenhill Capital Partners, LLC, its general partner

By:	/s/ Jodi Ganz
	Name:	Jodi Ganz
	Title:	Secretary